EXECUTION VERSION

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                                  GROUPE DANONE

                                       AND

                                 CITIBANK, N.A.,

                                 As Depositary,

                                       AND

                      ALL HOLDERS AND BENEFICIAL OWNERS OF
                     AMERICAN DEPOSITARY SHARES EVIDENCED BY
                          AMERICAN DEPOSITARY RECEIPTS
                         OUTSTANDING UNDER THE TERMS OF

                   THE AMENDED AND RESTATED DEPOSIT AGREEMENT,

                          DATED AS OF NOVEMBER 19, 1997

                   ------------------------------------------

                                 Amendment No. 1
                                       to
                     Amended and Restated Deposit Agreement

                   ------------------------------------------

                         Dated as of September 26, 2007

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

ARTICLE I
DEFINITIONS....................................................................2
    SECTION 1.01  Definitions..................................................2
    SECTION 1.02  Effective Date...............................................2

ARTICLE II
AMENDMENTS TO DEPOSIT AGREEMENT................................................2
    SECTION 2.01  Deposit Agreement............................................2
    SECTION 2.02  Amendments Binding on all Holders and Beneficial Owners......3
    SECTION 2.03  Deregistration of Securities.................................3
    SECTION 2.04  Change of Fees of the Depositary.............................4

ARTICLE III
AMENDMENTS TO THE FORM OF ADR..................................................6
    SECTION 3.01  ADR Amendment................................................6
    SECTION 3.02  Deregistration of Securities.................................6
    SECTION 3.03  Charges of Depositary........................................7

ARTICLE IV
REPRESENTATIONS AND WARRANTIES................................................10
    SECTION 4.01  Representations and Warranties..............................10

ARTICLE V
MISCELLANEOUS.................................................................11
    SECTION 5.01  New ADRs....................................................11
    SECTION 5.02  Notice of Amendment to Holders of ADSs......................11
    SECTION 5.03  Indemnification.............................................11
    SECTION 5.04  Ratification................................................12
    SECTION 5.05  Governing Law...............................................12
    SECTION 5.06  Counterparts................................................12


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

            AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT

            AMENDMENT NO. 1 TO AMENDED AND RESTATED DEPOSIT AGREEMENT dated as of September 26, 2007, (the "Amendment"), by and among Groupe Danone, a corporation organized and existing under the laws of The Republic of France (the "Company"), Citibank, N.A., a national banking association organized under the laws of the United States of America (the "Depositary"), and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by American Depositary Receipts outstanding under the Deposit Agreement, dated as of November 19, 1997

                                WITNESSETH THAT:

            WHEREAS, the Company and the Depositary entered into that certain Deposit Agreement, dated as of December 3, 1990, as amended by Amendment No. 1 to Deposit Agreement, dated as of October 7, 1994, and as further amended by amendment No. 2 to Deposit Agreement, dated as of June 1, 1997 (the "Original Deposit Agreement"), to establish a ADR facility;

            WHEREAS, in connection with the listing of American Depositary Shares on the New York Stock Exchange (the "NYSE") the Company and the Depositary entered into the Amended and Restated Deposit Agreement, dated as of November 19, 1997 (the "Deposit Agreement"), for the creation of American Depositary Shares representing the Shares (as defined in the Deposit Agreement) so deposited and for the execution and delivery of American Depositary Receipts ("ADRs") in respect of American Depositary Shares; and

            WHEREAS, the Company has de-listed its American Depositary Shares from the New York Stock Exchange, Inc., on July 5, 2007 and filed a Form 15F with the U.S. Securities and Exchange Commission (the "SEC") in order to seek to terminate the registration of its securities under the United States Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and its obligation to file with the SEC, or submit to the SEC, reports under Sections 13(a) and 15(d) of the Exchange Act; and

            WHEREAS, the Company and the Depositary desire to amend the ADRs currently outstanding, the form of ADR annexed to the Deposit Agreement as Exhibit A thereto, and the Charges of Depositary annexed to the Deposit Agreement as Exhibit B thereto to enable the Depositary to charge certain additional fees in respect of the ADSs; and

            WHEREAS, the Company desires to (x) amend the Amended and Restated Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Amended and Restated Deposit Agreement as Exhibit A thereto, and the Charges of Depositary annexed to the Deposit Agreement as Exhibit B to reflect such changes, and (y) to give notice thereof to all Holders (as defined in the Deposit Agreement) of ADSs; and

            WHEREAS, pursuant to Section 6.01 of the Amended and Restated Deposit Agreement, the Company and the Depositary deem it necessary and desirable to amend the Amended and Restated Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed to the Deposit Agreement as Exhibit A and the Charges of Depositary annexed to the Deposit Agreement as Exhibit B to reflect such changes for the purposes set forth herein;

            NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Depositary hereby agree to amend the Amended and Restated Deposit Agreement, the ADRs currently outstanding and the form of ADR annexed as Exhibit A to the Amended and Restated Deposit Agreement as follows:

                                    ARTICLE I
                                   DEFINITIONS

            SECTION 1.01 Definitions. Unless otherwise specified in this Amendment, all capitalized terms used, but not defined, herein shall have the meanings given to such terms in the Deposit Agreement.

            SECTION 1.02 Effective Date. The term "Effective Date" shall mean the date of this Amendment set forth above and as of which this Amendment shall become effective.

                                   ARTICLE II
                         AMENDMENTS TO DEPOSIT AGREEMENT

            SECTION 2.01 Deposit Agreement. All references in the Amended and Restated Deposit Agreement to the terms "Deposit Agreement" shall, as of the


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

Effective Date, refer to the Amended and Restated Deposit Agreement, dated as of November 19, 1997 as amended by this Amendment as set forth above and as further amended and supplemented after the Effective Date.

            SECTION 2.02 Amendments Binding on all Holders and Beneficial Owners. From and after the Effective Date, the amendments to the Amended and Restated Deposit Agreement effected hereby shall be binding on all Holders and Beneficial Owners of ADSs issued and outstanding as of the Effective Date and on all Holders and Beneficial Owners of ADSs issued after the Effective Date.

            SECTION 2.03 Deregistration of Securities. To reflect the application by the Company to terminate the registration of its securities under the Exchange Act, the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by deleting Section 4.10 Available Information Section in its entirety and inserting the following in its stead:

            "Section 4.10 Available Information. The Company has been subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and has filed with the SEC, and submitted to the SEC, certain reports that can be retrieved from the SEC's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the SEC, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market, and to translate the information so published into English in accordance with the instructions to Rule 12g3-2(e). The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the SEC's internet website, and cannot be inspected or copied at the public reference facilities maintained by the SEC. If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with the SEC, and submit to the SEC, certain reports that can be retrieved from the SEC's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the SEC."

            SECTION 2.04. Change of Fees of the Depositary. All references made in the Deposit Agreement to the fees of the Depositary shall, as of the Effective Date, refer to the fees and charges set forth in Exhibit B to this Amendment. To reflect the change in fees, the Deposit Agreement is hereby amended as of the Effective Date by deleting Section 5.10 in its entirety and inserting the following in its stead:

            "SECTION 5.10. Fees and Charges of Depositary. The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering ADSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

      Depositary Fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into The Depositary Trust Company ("DTC") or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the participant(s) in DTC (the "DTC Participant(s)") receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC Participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs.

      Transfer fees are payable by the person presenting an ADR to the Depositary for transfer at the time of transfer.

      The Depositary may remit to the Company all or a portion of the Depositary fees charged for the reimbursement of certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time.

      The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal."

                                   ARTICLE III
                          AMENDMENTS TO THE FORM OF ADR

            SECTION 3.01 ADR Amendment. The form of ADR attached as Exhibit A to the Amended and Restated Deposit and each of the ADRs issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by, inter alia:

            (a) Deleting the address of the Depositary in the first paragraph on the face hereof and at after the signatures on the face thereof and inserting in both places 388 Greenwich Street, 14th Floor, New York, New York 10013.

            (b) Deleting the nominal value in the first paragraph on the face hereof and inserting 0.25 (euro).

            (c) Deleting the first sentence of paragraph (1) thereof in its entirety and inserting the following in its stead:

            "This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of November 19, 1997, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of September 26, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by Receipts issued thereunder, each of whom by accepting a Receipt becomes bound by all the terms and provisions thereof."

            SECTION 3.02 Deregistration of Securities. To reflect the application by the Company to terminate the registration of its securities under the Exchange Act, the form of Receipt attached as Exhibit A to the Amended and Restated Deposit Agreement and each of the Receipts issued and outstanding under the terms of the Amended and Restated Deposit Agreement is hereby amended as of the Effective Date by deleting paragraph (10) in its entirety and inserting the following in its stead:


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

            "Section (10) Available Information. The Company has been subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and has filed with and submitted to the SEC certain reports that can be retrieved from the SEC's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the SEC, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market, and to translate the information so published into English in accordance with the instructions to Rule 12g3-2(e). The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the SEC's internet website, and cannot be inspected or copied at the public reference facilities maintained by the SEC. If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with and submit to the SEC, certain reports that can be retrieved from the SEC's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the SEC."

            SECTION 3.03. Charges of Depositary. The form of ADR attached as Exhibit A to the Deposit Agreement and each of the ADRs issued and outstanding under the terms of the Deposit Agreement is hereby amended as of the Effective Date by deleting paragraph (6) thereof in its entirety and inserting the following in its stead:

            "(6) Charges of Depositary. The Depositary shall charge the following fees:

            (1) Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

            (2) Cancellation Fee: to any person surrendering ADSs for cancellation and Withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

            (3) Cash Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements);

            (4) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of stock dividends or other free stock distributions or upon the exercise of rights to purchase additional ADSs;

            (5) Other Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADS (or fraction thereof) held for the distribution of securities other than ADS or rights to purchase additional ADSs;

            (6) Depositary Services Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary; and

            (7) ADR Transfer Fee: to any person presenting an ADR for transfer, a fee not in excess of U.S. $1.50 per ADR so presented for transfer.

            In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities as the case may be will be required to pay the following charges:

            (i) taxes (including applicable interest and penalties) and other governmental charges, attributable to them;

            (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;


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

            (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

            (iv) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

            (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

            (vi) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

            All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph 20 of this ADR and as contemplated in the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

            Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs. Transfer fees are payable by the person presenting an ADR to the Depositary for transfer at the time of transfer.

            The Depositary may remit to the Company all or a portion of the Depositary fees charged for the reimbursement of certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05 Resignation and Removal of the Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal."

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

            SECTION 4.01 Representations and Warranties. The Company represents and warrants to, and agrees with, the Depositary and the Holders and Beneficial Owners, that:

            (a) This Amendment, when executed and delivered by the Company, and the Amended and Restated Deposit Agreement and all other documentation executed and delivered by the Company in connection therewith, will be and have been, respectively, duly and validly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and

            (b) In order to ensure the legality, validity, enforceability or admissibility into evidence of this Amendment No. 1 to the Amended and Restated Deposit Agreement as amended hereby, and other document furnished hereunder or thereunder in The Republic of France, neither of such agreements need to be filed or recorded with any court or other authority in The Republic of France, nor does any stamp or similar tax need be paid in The Republic of France on or in respect of such agreements; and

            (c) All of the information provided to the Depositary by the Company in connection with this Amendment is true, accurate and correct.

                                    ARTICLE V
                                  MISCELLANEOUS

            SECTION 5.01 New ADRs. From and after the Effective Date, the Depositary shall arrange to have new ADRs printed or amended that reflect the changes to the form of ADR effected by this Amendment. All ADRs issued hereunder after the Effective Date, once such new ADRs are available, whether upon the deposit of Shares or other Deposited Securities or upon the transfer, combination or split up of existing ADRs, shall be substantially in the form of the specimen ADR attached as Exhibit A hereto. However, ADRs issued prior or subsequent to the date hereof, which do not reflect the changes to the form of ADR effected hereby, do not need to be called in for exchange and may remain outstanding until such time as the Holders thereof choose to surrender them for any reason under the Amended and Restated Deposit Agreement. The Depositary is authorized and directed to take any and all actions deemed necessary to effect the foregoing.

            SECTION 5.02 Notice of Amendment to Holders of ADSs. The Depositary is hereby directed to send notices informing the Holders of ADSs (i) of the


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

terms of this Amendment, (ii) of the Effective Date of this Amendment, and (iii) that the Holder of ADRs shall be given the opportunity, but that it is unnecessary, to substitute their ADRs with new ADRs reflecting the changes effected by this Amendment, as provided in Section 5.01 hereof. (iv) that copies of this Amendment may be retrieved from the Commission's website at www.sec.gov and may be obtained from the Depositary and the Company upon request. The notice to Holders of ADSs shall be substantially in the form of Exhibit C attached hereto.

            SECTION 5.03 Indemnification. The Company agrees to indemnify and hold harmless the Depositary (and any and all of its directors, employees and officers) for any and all liability it or they may incur as a result of the terms of this Amendment and the transactions contemplated herein. The Depositary agrees to indemnify the Company and each of its directors, employees, agents and affiliates and hold it harmless from any liability or expense which may arise out of acts performed or omitted by the Depositary or its Custodian under the terms of the Deposit Agreement due to the negligence or bad faith of either the Depositary or the Custodian.

            SECTION 5.04 Ratification. Except as expressly amended hereby, the terms, covenants and conditions of the Deposit Agreement as originally executed shall remain in full force and effect.

            SECTION 5.05 Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be wholly performed in the State of New York.

            SECTION 5.06 Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, and all of such counterparts together shall be deemed an original, and all such counterparts together shall constitute one and the same instrument.


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

            IN WITNESS WHEREOF, the Company and the Depositary have caused this Amendment to be executed by representatives thereunto duly authorized as of the date set forth above.

                                                   GROUPE DANONE


                                                   By: /s/ Franck Riboud
                                                       -------------------------
                                                       Name:  Franck RIBOUD
                                                       Title:


                                                   CITIBANK, N.A., as Depositary


                                                   By: /s/ Brian Teitelbaum
                                                       -------------------------
                                                       Name:  Brian Teitelbaum
                                                       Title: Vice President


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

                                    EXHIBIT A

Number                                                     CUSIP Number

                                                           AMERICAN
                                                           DEPOSITARY
                                                           SHARES (EACH
                                                           REPRESENTING
                                                           ONE-FIFTH OF A SHARE)

                            [FORM OF FACE OF RECEIPT]

                           AMERICAN DEPOSITARY RECEIPT

                                       FOR

                           AMERICAN DEPOSITARY SHARES

                                  Representing

                               DEPOSITED SHARES OF

                                  GROUPE DANONE

             (Incorporated under the laws of the Republic of France)

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as Depositary (the "Depositary"), such Depositary's Corporate Agency Office being located at 388 Greenwich Street, 14th Floor, New York, New York 10013 hereby certifies that __________________________________________________________ is the owner of
__________________________________ American Depositary Shares, representing deposited ordinary shares in bearer form i.e., registered as "titres au porteur" with the Societe Interprofessionnelle pour la Compensation des Vaieurs Mobilieres, an organization that, inter alia maintains shares and other securities accounts of French listed companies), (euro) 0.25 nominal value per share or evidence of rights to receive such ordinary shares ("Shares"), of GROUPE DANONE, a corporation organized under the laws of The Republic of France (the "Company"). At the date of the Deposit Agreement (as defined herein), each American Depositary Share represents one-fifth of a Share (until there shall occur a distribution upon Deposited Securities covered by Section 4.04 or a change in Deposited Securities covered by Section 4.09 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the Shares or Deposited Securities specified in such Sections) deposited under the Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Deposit Agreement is Credit Lyonnais (Paris). The Depositary's Corporate Agency Office is at a different address than its Principal Executive Offices. Its Principal Executive Office is at 399 Park Avenue, New York, New York 10022.

      (1) The Deposit Agreement. This American Depositary Receipt is one of an issue (herein called the Receipts), all issued and to be issued upon the terms and conditions set forth in the Amended and Restated Deposit Agreement, dated as of November 19, 1997, as amended by Amendment No. 1 to Amended and Restated Deposit Agreement, dated as of September 26, 2007 (as so amended and as further amended and supplemented from time to time, the "Deposit Agreement"), by and among the Company, the Depositary and all Holders and Beneficial Owners from time to time of American Depositary Shares evidenced by Receipts issued thereunder, each of whom by accepting a Receipt becomes bound by all the terms and provisions thereof. The Deposit Agreement sets forth the rights of Holders and Beneficial Owners of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder, subject in the case of cash to paragraph (11) hereof, (such Shares, securities, property and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Corporate Agency Office of the Depositary and the Custodian. The statements made on the face and the reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made, and terms not otherwise defined herein have the meaning ascribed to them in the Deposit Agreement.

      (2) Surrender of Receipts and Withdrawal of Deposited Securities. Upon surrender at the Principal Office of the Depositary of this Receipt, and upon payment of the fee, if any, of the Depositary provided in paragraph (6) of this Receipt, and subject to the further terms and conditions of the Deposit Agreement, the Holder hereof is entitled to delivery, to him or upon his order, of the Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities may be made by the delivery of appropriate evidence of title to the order of the Holder hereof, as ordered by him or by the delivery of appropriate evidence of title endorsed or accompanied by proper instruments of transfer, or by book entry delivery. Such delivery will be made without unreasonable delay and, at the option of the Holder hereof, either at the office of any Custodian or at the Corporate Agency Office of the Depositary, provided that the forwarding of Shares or other Deposited Securities for such delivery at the Corporate Agency Office of the Depositary in the Borough of Manhattan, The City of New York shall be at the risk and expense of the Holder hereof.

      (3) Transfers, Split-ups and Combinations. Subject to the limitations stated herein, this Receipt is transferable on the books of the Depositary by the Holder hereof in person or by duly authorized attorney, upon surrender of this Receipt properly endorsed or accompanied by proper instruments of transfer and duly stamped as may be required by law; provided, however, that the Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement. This Receipt may be split into other Receipts or may be combined with other Receipts into one Receipt, representing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Company or the Custodian may require payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto and payment of any applicable fees as provided in paragraph (6) of this Receipt, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any laws or governmental regulations relating to American depositary receipts or to the withdrawal of Deposited Securities.

      The Depositary may refuse to execute and to deliver Receipts, register the transfer of any Receipt, or make any distribution of any dividend or other distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until it has received such proof of citizenship, residence, exchange control approval, payment of applicable French or other taxes or governmental charges, legal or beneficial ownership or other information as it may deem necessary or proper in accordance with applicable laws and regulations. The delivery of Receipts against deposits of particular Shares may be suspended, or the delivery of Receipts against the deposit of particular Shares may be withheld or the registration of transfer of Receipts in particular instances may be refused, or the registration of transfer generally may be suspended, during any period when the transfer books of the Depositary or the appointed agent for the Company for the transfer and registration of Shares are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time in accordance with the Deposit Agreement. Notwithstanding any provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company (or the appointed agent for the Company for the transfer and registration of Shares) or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and
(iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, the Depositary will not knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the United States Securities Act of 1933, as from time to time amended (the "Securities Act"), unless a registration statement is in effect as to such Shares.

      The Depositary will comply with written instructions from the Company requesting that the Depositary not accept for deposit hereunder any Shares or rights identified in such instructions in order to facilitate the Company's compliance with U.S. Federal and State securities laws.

      (4) Liability of Holder and Beneficial Owners for Taxes. If any French or other tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by the American Depositary Shares evidenced hereby, such tax or other governmental charge shall be payable by the Holder hereof to the Depositary. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of this Receipt or any withdrawal of Deposited Securities represented hereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder and Beneficial Owner hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced hereby, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder hereof and the Beneficial Owner remaining liable for any deficiency.

      (5) Representations and Warranties on Deposit of Shares by Depositor. Each person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that such Shares are validly issued, fully paid and non-assessable and any pre-emptive rights have been validly waived, and that the person making such deposit is duly authorized so to do. Every such person shall also be deemed to represent and warrant that the Shares being deposited and the American Depositary Shares representing such Shares are not Restricted Securities. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts in respect thereof. If such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions reasonably necessary to correct the consequences thereof..

            "(6) Charges of Depositary The Depositary shall charge the following fees:

            (1) Issuance Fee: to any person depositing Shares or to whom ADSs are issued upon the deposit of Shares, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so issued under the terms of the Deposit Agreement (excluding issuances pursuant to paragraph (iv) below);

            (2) Cancellation Fee: to any person surrendering ADSs for cancellation and Withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) so surrendered;

            (3) Cash Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements);

            (4) Stock Distribution/Rights Exercise Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held for the distribution of stock dividends or other free stock distributions or upon the exercise of rights to purchase additional ADSs;

            (5) Other Distribution Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADS (or fraction thereof) held for the distribution of securities other than ADS or rights to purchase additional ADSs;

            (6) Depositary Services Fee: to any Holder of ADS(s), a fee not in excess of U.S. $5.00 per 100 ADSs (or fraction thereof) held on the applicable record date(s) established by the Depositary; and

            (7) ADR Transfer Fee: to any person presenting an ADR for transfer, a fee not in excess of U.S. $1.50 per ADR so presented for.

      In addition, Holders, Beneficial Owners, persons depositing Shares and persons surrendering ADSs for cancellation and withdrawal of Deposited Securities as the case may be will be required to pay the following charges:

      (1) taxes (including applicable interest and penalties) and other governmental charges, attributable to them;

      (2) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

      (3) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of ADSs;

      (4) the expenses and charges incurred by the Depositary in the conversion of foreign currency;

      (5) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, ADSs and ADRs; and

      (6) the fees and expenses incurred by the Depositary, the Custodian, or any nominee in connection with the delivery or servicing of Deposited Securities.

      All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph 20 of this ADR and as contemplated in the Deposit Agreement. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request.

      Depositary fees payable upon (i) deposit of Shares against issuance of ADSs and (ii) surrender of ADSs for cancellation and withdrawal of Deposited Securities will be charged by the Depositary to the person to whom the ADSs so issued are delivered (in the case of ADS issuances) and to the person who delivers the ADSs for cancellation to the Depositary (in the case of ADS cancellations). In the case of ADSs issued by the Depositary into DTC or presented to the Depositary via DTC, the ADS issuance and cancellation fees will be payable to the Depositary by the DTC Participant(s) receiving the ADSs from the Depositary or the DTC Participant(s) surrendering the ADSs to the Depositary for cancellation, as the case may be, on behalf of the Beneficial Owner(s) and will be charged by the DTC Participant(s) to the account(s) of the applicable Beneficial Owner(s) in accordance with the procedures and practices of the DTC participant(s) as in effect at the time. Depositary fees in respect of distributions and the Depositary services fee are payable to the Depositary by Holders as of the applicable record date established by the Depositary. In the case of distributions of cash, the amount of the applicable Depositary fees is deducted by the Depositary from the funds being distributed. In the case of distributions other than cash and the Depositary service fee, the Depositary will invoice the applicable Holders as of the record date established by the Depositary. For ADSs held through DTC, the Depositary fees for distributions other than cash and the Depositary service fee are charged by the Depositary to the DTC Participants in accordance with the procedures and practices prescribed by DTC from time to time and the DTC Participants in turn charge the amount of such fees to the Beneficial Owners for whom they hold ADSs. Transfer fees are payable by the person presenting an ADR to the Depositary for transfer at the time of transfer.

      The Depositary may remit to the Company all or a portion of the Depositary fees charged for the reimbursement of certain expenses incurred by the Company in respect of the ADR program established pursuant to the Deposit Agreement upon such terms and conditions as the Company and the Depositary may agree from time to time. The Company shall pay to the Depositary such fees and charges and reimburse the Depositary for such out-of-pocket expenses as the Depositary and the Company may agree from time to time. Responsibility for payment of such charges and reimbursements may from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of the Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.05 Resignation and Removal of the Depositary, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal."

      (7) Disclosure of Interests. For purposes of this Paragraph (7), the term "Shares" shall mean any shares issued by the Company, including bearer and registered shares. The Holder hereof agrees to comply with the Company's Articles of Association, as they may be amended from time to time ("Statuts"), and the laws of the Republic of France with respect to the disclosure requirements regarding ownership of Shares, all as if this Receipt were to the extent practicable the Shares represented hereby. As of the date of the Deposit Agreement, such disclosure requirements are as follows:

      Pursuant to the Company's Statuts, any person or entity that becomes or ceases to be the owner of Shares or shares assimilated to Shares (which include American Depositary Shares evidenced by this Receipt), as discussed below in this Paragraph (7) equal to 1% of the voting rights of the Company or a multiple thereof must notify the Company by registered letter (return receipt requested) of the total number of Shares and voting rights held by it, no later than 15 days after acquiring or selling such amount. In order to facilitate compliance with these notification requirements, a Holder or Beneficial Owner may deliver such notification to the Depositary in respect to Shares represented by American Depositary Shares held by such Holder or Beneficial Owner and the Depositary shall, as soon as practicable after receipt thereof, forward such notification to the Company.

      In the event that a holder fails to comply with the above requirements of the Company's Statuts, and upon request of a holder or holders of 5% or more of the voting rights of the Company, such holder shall not be permitted, in accordance with, and subject to the limitations provided under French law, to exercise voting rights or grant proxies therefor with respect to any Shares exceeding the above-mentioned thresholds at any shareholders' meeting for a period of two years from the date notification has been received.

      Pursuant to the Law on the Security and Transparency of Financial Markets of August 2, 1989, as amended, any person or entity acting alone or in concert with others that acquires, directly or indirectly, more than one-twentieth, one-tenth, one-fifth, one-third, one-half or two-thirds of the total number of Shares or voting rights (or Shares or voting rights assimilated thereto (which include American Depositary Shares evidenced by this Receipt), as discussed below in this Paragraph (7)) must so notify the Company within 15 calendar days and the Conseil des Marches Financiers in each case after the date such threshold has been crossed of the number of Shares it holds and the voting rights attached thereto. A holder of Shares is also required to notify the Company and the Conseil des Marches Financiers if the percentage of Shares or voting rights owned by such Holder falls below the levels described in the previous sentence. In order to permit holders of Shares to give the notice required by law, the Company is obligated to file with the Bulletin des Annonces Legales Obligatoires ("BALO") within 15 days of the Company's annual general meeting, information with respect to the total number of votes available as of the date of such meeting. In addition, if the number of available votes changes by more than 5%, the Company is required to notify the BALO, within 15 days of such change, of the number of votes then available.

      In the event that a Holder or Beneficial Owner fails to comply with the requirements of the preceding paragraph, such Holder or Beneficial Owner will not be permitted, to exercise voting rights with respect to any Shares or securities representing Shares exceeding the above referenced thresholds as to which any required disclosure (as set forth in the preceding paragraph) has not been made until the end of a two-year period following the date on which such Holder or Beneficial Owner has complied with such disclosure requirement. In addition, a French court may, under certain circumstances, eliminate all or part of the voting rights of such Holder or Beneficial Owner for a period not to exceed five years, and such Holder or Beneficial Owner may be subject to criminal penalties.

      The provisions of this Paragraph (7) relating to Shares or voting rights held by a person or an entity also apply to (1) Shares or voting rights held by another person or entity on behalf of such person or entity, (ii) Shares or voting rights held by any company which is directly or indirectly controlled by such person or entity, (iii) Shares or voting rights held by a third party acting in concert with such person or entity, or (iv) Shares or voting rights that such person or entity, or any person or entity referred to in (i), (ii) or
(iii) above, is entitled to acquire at its sole option by virtue of an agreement.

      (8) Title to Receipts. Subject to the limitations set forth herein, it is a condition of this Receipt, and every successive Holder hereof by accepting or holding the same consents and agrees, that title to this Receipt (and to the American Depositary Shares evidenced hereby), when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may deem and treat the Holder hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes.

      (9) Validity of Receipt. This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if a Registrar for the Receipts shall have been appointed, such signature may be a facsimile if this Receipt is countersigned by the manual signature of a duly authorized officer of such Registrar.

      (10) Available Information. The Company has been subject to the periodic reporting requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and has filed with and submitted to the SEC certain reports that can be retrieved from the SEC's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The Company has filed a Form 15F ("Form 15F") with the SEC, which has suspended the Company's duty under the Exchange Act to file or submit the reports required under Sections 13(a) or 15(d) of the Exchange Act. Upon the effectiveness of Form 15F, the Company's duty to file or submit reports under Sections 13(a) or 15(d) of the Exchange Act will terminate and the Company will, pursuant to Rule 12g3-2(e)(1), receive the exemption from the reporting obligations of the Exchange Act provided by Rule 12g3-2(b). In order to satisfy the conditions of Rule 12g3-2(b), the Company intends to publish the information contemplated in Rule 12g3-2(b)(1)(iii) under the Exchange Act on its internet website or through an electronic information delivery system generally available to the public in the Company's primary trading market, and to translate the information so published into English in accordance with the instructions to Rule 12g3-2(e). The Company has specified in Form 15F the internet website or the electronic information delivery system on which it intends to publish such information. The information so published by the Company cannot be retrieved from the SEC's internet website, and cannot be inspected or copied at the public reference facilities maintained by the SEC. If the Form 15F is not declared effective, the Company will again be subject to the periodic reporting requirements of the Exchange Act and will be required to file with and submit to the SEC, certain reports that can be retrieved from the SEC's internet website at www.sec.gov, and can be inspected and copied at the public reference facilities maintained by the SEC.

Dated: ________________________

Countersigned                                 CITIBANK, N.A., as
                                              Depositary


By: _______________________________           By _______________________________
          Authorized Officer                             Vice President

      The address of the Corporate Agency Office of the Depositary is 388 Greenwich Street, 14th Floor, New York, New York 10013. The Depositary's Corporate Agency Office is at a different address than its Principal Executive Office. Its Principal Executive Office is at 399 Park Avenue, New York, New York 10022.

                          (FORM OF REVERSE OF RECEIPT)
                    SUMMARY OF CERTAIN ADDITIONAL PROVISIONS
                            OF THE DEPOSIT AGREEMENT

      (11) Dividends and Distributions; Rights. Whenever the Depositary is notified by the Custodian of the receipt of any cash dividend, the Depositary will, or will cause its agent to, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary (in light of applicable law) be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto and, subject to the provisions of the Deposit Agreement, convert such dividend or distribution into United States dollars and will distribute the amount thus received (less any reasonable and customary expenses incurred by the Depositary in converting such foreign currency) to the Holders of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively after deduction or upon payment of the fees and expenses of the Depositary as set forth in Paragraph (6) hereof; provided, however, that the amount distributed will be reduced by any amounts required to be withheld by the Company or the Depositary in respect of taxes or other governmental charges. If in the judgment of the Depositary amounts received in foreign currency may not (in light of applicable law) be converted on a reasonable basis into United States dollars distributable to the Holders of Receipts entitled thereto, the Depositary shall (a) as to that portion of the foreign currency that is convertible into dollars, make such conversion and, if permitted by applicable law, transfer such dollars to the United States for distribution to Holders in accordance with the terms of the Deposit Agreement and (b) as to the nonconvertible balance, if any, (i) if requested in writing by a Holder, distribute the foreign currency (or an appropriate document evidencing the right to receive such foreign currency) received by(,) the Depositary or Custodian to such Holder and (ii) hold any amounts of nonconvertible foreign currency not distributed (iii) uninvested and without liability for interest thereon for the respective accounts of, the Holders entitled to receive the same. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may with the Company's approval, and shall if the Company shall so request, distribute to the Holders of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them, respectively, additional Receipts for an aggregate number of American Depositary Shares representing the number of Shares received as such dividend or free distribution. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds, converted into United States dollars if not in such dollars (if such conversion may (in light of applicable law) in the judgment of the Depositary be achieved on a reasonable basis), to the Holders of Receipts entitled thereto. If additional Receipts are not so distributed (except as pursuant to the preceding sentence), each American Depositary Share shall thenceforth also represent the additional Shares distributed upon the Deposited Securities represented thereby. In the event that the Company shall offer or cause to be offered to the Holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary, after consultation with the Company, will either (a) make such rights available to Holders of Receipts by means of warrants or otherwise, if lawful and feasible after deduction or upon payment of the fees and expenses of the Depositary as set forth in Paragraph (6) hereof, or
(b) if making such rights available is not lawful or not feasible, or if the rights represented by such warrants or other instruments are not exercised and appear to be about to lapse, use its best efforts (subject to the limitations set forth in the Deposit Agreement) to sell such rights or warrants or other instruments at such place or places and upon such terms (including public or private sale) as the Depositary may reasonably deem proper, and after deduction or upon payment of the fees and expenses of the Depositary, allocate the net proceeds of such sales, as in the case of a cash distribution, for account of the Holders of Receipts otherwise entitled thereto.

      (12) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to the Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary causes a change in the number of Shares represented by each American Depositary Share, or whenever the Depositary finds it necessary or convenient in respect of any matter, the Depositary will fix a record date (which shall be as near as practicable to the record date for Shares set by the Company having regard for the rules of the exchange on which the American Depositary Shares are listed) (a) for the determination of the Holders of Receipts who will be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to give instructions for the exercise of voting rights at any such meeting, subject to the provisions of the Deposit Agreement or (b), for determining the date on or after which each American Depositary Share will represent the changed number of Shares, subject in each case to the terms of the Deposit Agreement.

      (13) Voting of Shares. Upon receipt of notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall, as soon as practicable thereafter, mail to the Holders of Receipts (A) a notice in English, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (i) such information as is contained in such notice of meeting, and (ii) a statement that the Holders as of the close of business in New York on a record date established by the Depositary pursuant to the terms of the Deposit Agreement will be entitled, subject to any applicable provisions of French law and the Statuts of the Company and the terms of the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by such Holder's American Depositary Shares, (B) a voting instruction card to be prepared by the Depositary and the Company (a "Voting Instruction Card") setting forth, inter alia, the date established by the Depositary for the receipt of such Voting Instruction Card (the "Cut-off Date") and (C) copies of or summaries in English of any materials provided by the Company for the purpose of enabling the Holders to give instructions for the exercise of such voting rights. Voting instructions may be given only in respect of a number of American Depositary Shares representing an integral number of Shares. As a precondition for exercising any voting rights, any persons holding American Depositary Shares who are not the Holders of the Receipt(s) registered in name on the books of the Depositary evidencing such American Depositary Shares (e.g., persons holding their American Depositary Shares through the Depository Trust Company) must arrange for the delivery in a blocked account ("Blocking"), established for such purposes by the Depositary, of the relevant number of American Depositary Shares for the period to commence on the date to be fixed by the Depositary (on a date which shall be as near as practicable to the corresponding date established by the Company in France in respect of the Shares) after consultation with the Company until the completion of such meeting (the "Blocked Period"). The Depositary will use its best efforts to implement and maintain procedures to allow for the Blocking of American Depositary Shares as contemplated by the preceding sentence. Holders of Receipts registered in name on the books of the Depositary (other than the Depository Trust Company) will not, as a precondition for exercising voting rights, be required to deliver their American Depositary Shares to the Depositary for Blocking but will be required to irrevocably instruct the Depositary not to transfer the Receipts (and not to cancel such Receipts upon receipt of cancellation and withdrawal instructions evidencing the American Depositary Shares in respect of which voting instructions have been given ("Stop Transfer Instructions")). The Depositary shall, upon receipt of such Stop Transfer Instructions, refuse to transfer (and cancel Receipts upon receipt of cancellation and withdrawal instructions) the Receipts indicated in such Stop Transfer Instructions, during the Blocked Period.

      Upon receipt by the Depositary from a Holder of American Depositary Shares of (i) a properly completed Voting Instruction Card on or before the Cut-off Date and (ii) either the requisite number of American Depositary Shares delivered for Blocking or duly completed Stop Transfer Instructions, the Depositary will, in respect of such American Depositary Shares, forward the voting instructions contained in the Voting Instruction Card to the Custodian and will instruct the Custodian to use reasonable efforts, insofar as practical and permitted under any applicable provisions of French law and the Statuts of the Company, to vote or cause to be voted the Shares represented by such American Depositary Shares in accordance with the instructions set forth in such Voting Instruction Card. The Depositary will only vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by American Depositary Shares in respect of which a properly completed Voting Instruction Card has been received. In the case of a Voting Instruction Card received in respect of any Holder of American Depositary Shares who is not the Holder of the Receipt evidencing such American Depositary Shares on the books of the Depositary, the Depositary will not vote or cause to be voted the number of Shares represented by such American Depositary Shares unless the Depositary has received verification that such number of American Depositary Shares has been deposited in a blocked account for the Blocked Period by such person. The Depositary will not vote, or cause to be voted, or attempt to exercise the right to vote that attaches to, Shares represented by American Depositary Shares in respect of which the Voting Instruction Card is improperly completed or in respect of which (and to the extent) the voting instructions included in the Voting Instruction Card are illegible or unclear.

      As each American Depositary Share represents one-fifth of a Share as of the date of the Deposit Agreement, voting rights may be exercised only in respect of five American Depositary Shares, or multiples thereof.

      Holders of American Depositary Shares who wish to attend any meeting of the Company's shareholders in person will need to make separate arrangements therefor with the Depositary.

      According to French law and the Company's Statuts, only holders of Shares who hold their Shares in registered form for at least two years will be entitled to double voting rights. Holders of Receipts (which evidence American Depositary Shares representing Shares in bearer form) will not be entitled to double voting rights.

      Notwithstanding anything in the Deposit Agreement to the contrary, the Depositary and the Company may modify or amend the above voting procedures or adopt additional voting procedures from time to time as they determine may be necessary or appropriate to comply with French or United States law or the Statuts of the Company.

      (14) Changes Affecting Deposited Securities. Upon any change in nominal value, split-up, consolidation, cancellation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received in exchange or conversion, unless additional or new Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, with the Company's approval, and shall, if the Company shall so request, execute and deliver additional Receipts as in the case of a stock dividend on the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

      Immediately upon the occurrence of any such change, conversion or exchange covered by this Paragraph (14) in respect of the Deposited Securities, the

Company shall notify the Depositary in writing of such occurrence and, as soon as practicable after receipt of such notice from the Company, the Depositary shall give notice thereof, at the Depositary's expense, in writing to all Holders of Receipts.

      (15) Reports; Inspection of Transfer Books. The Depositary will make available for inspection by Holders of Receipts at its Corporate Agency Office and at the office of each Custodian any reports and communications received from the Company which are both (a) received by the Depositary or a Custodian or the nominee of either as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary will also send to Holders of Receipts copies of such reports when furnished by the Company as provided in the Deposit Agreement. The Depositary will keep books for the registration of Receipts and their transfer which will be open at all reasonable times for inspection by the Company and Holders of Receipts, provided that such inspection shall not be for the purpose of communicating with Holders of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts.

      (16) Withholding. Notwithstanding any other provision of the Deposit Agreement, in the event that the Depositary determines that any distribution in property (including Shares or rights to subscribe therefor) is subject to any taxes or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, and the Depositary shall distribute the net proceeds of any such sale and the balance of any such property after deduction of such taxes or governmental charges to the Holders of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively.

      The Depositary agrees to use reasonable efforts to establish procedures acceptable to the French tax authorities to enable eligible U.S. resident Beneficial Owners to recover any excess French withholding taxes initially withheld or deducted from dividends and other distributions of the Company to such U.S. resident Beneficial Owners and to receive any payment in respect of the "avoir fiscal" for which such Beneficial Owners may be eligible from the French Treasury. Upon request of any U.S. resident Beneficial Owner who certifies to the Depositary that it has not already applied for or received a tax refund from the French tax authorities or that such U.S. resident Beneficial Owner's application for such a refund has been rejected, the Depositary will provide a copy of the French form being prescribed for use by the French tax authorities at the time of such request for the filing of an application for such, refunds ("Application for Refund"), together with instructions to such Beneficial Owner and will arrange for the filing with the French tax authorities of such Application for Refund if properly completed by such U.S. resident Beneficial Owner and timely returned to the Depositary so as to enable the timely filing of such Application for Refund with the French tax authorities.

      In addition, the Depositary will use reasonable efforts to establish procedures acceptable to the French tax authorities for eligible U.S. resident Holders to be subject to a reduced withholding rate of 15%, if available, at the time dividends are paid. In connection therewith, the Depositary shall take reasonable steps to provide eligible U.S. resident Holders with such forms as may be prescribed by the French Treasury and to take such other reasonable steps as may be required to file such forms with the appropriate French tax authorities.

      The Company shall provide the Depositary with an official receipt from French tax authorities setting forth the amounts of tax or other governmental charge paid to the French tax authorities. The Depositary shall, for a period of five years after the date of any such payment of tax or other government charge, maintain such receipt (or other document received from the Company) in its files and shall, upon request, provide a copy of such receipt to the Holders and Beneficial Owners of the American Depositary Shares representing such Deposited Securities evidenced by Receipts held at the time of such distribution by such Holder or Beneficial Owner.

      (17) Liability of the Company and Depositary. Neither the Depositary nor the Company (nor any of their directors, employees, agents, or controlling persons (as defined under the Securities Act) will incur any liability to any Holder or Beneficial Owner of this Receipt, if by reason of any provision of any present or future law of any country or jurisdiction or of any other governmental authority or stock exchange, or by reason of any provision, present or fixture, of the Statuts of the Company, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company shall be prevented or forbidden from, or delayed, in doing or performing any act or thing which by the terms of the Deposit Agreement it is provided shall be done or performed nor shall the Depositary or the Company incur any liability to any Holder or Beneficial Owner of a Receipt by reason of any nonperformance or delay, caused as aforesaid, in performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Holders or Beneficial Owners of Receipts, except that each of them agrees to use its best judgment and to act in good faith in the performance of such duties as are specifically set forth in the Deposit Agreement. Neither the Depositary nor the Company will be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense and liability, unless indemnity satisfactory to it against all expense and liability be furnished as often as may be required, and no Custodian will be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company will be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner of a Receipt, or any other person believed by it in good faith to be competent to give such advice or information. The Depositary and it agents may own and deal in any class of securities of the Company and its affiliates and in Receipts.

      The Company agrees to indemnify the Depositary and each Custodian against, and hold each of them harmless from, any liability or expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (1) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company or any of its agents.

      (18) Pre-Release of Shares and Receipts. Subject to the further terms and provisions of this Paragraph (18), the Depositary and its agents, on their own behalf, may own and deal in any class of securities of the Company and its affiliates and in Receipts. The Depositary may issue Receipts for evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the Holder thereof. The Depositary shall not lend Shares or Receipts; provided, however, that the Depositary may (i) issue Receipts prior to the receipt of Shares pursuant to Section 2.03 of the Deposit Agreement ("Pre-Release") and (ii) deliver Shares prior to the receipt and cancellation of Receipts pursuant to Section 2.05 of the Deposit Agreement, including Receipts which were issued under (i) above but for which Shares may not have been received. The Depositary may receive Receipts in lieu of Shares under (i) above and receive Shares in lieu of Receipts under (ii) above. Each such transaction will be (a) accompanied by (x) a written representation from the person to whom Receipts or Shares are to be delivered that such person, or its customer, owns the Shares or Receipts to be remitted, as the case may be, or (y) such evidence of ownership of Shares or Receipts, as the case may be, as the Depositary deems appropriate, (b) at all times fully collateralized with cash, United States government securities or such other collateral of comparable safety and liquidity, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems reasonably appropriate. The Depositary will normally limit the number of Receipts and Shares involved in such transactions at any one time to thirty percent (30%) of the Receipts outstanding (without giving effect to Receipts outstanding under (i) above), or Shares held hereunder, respectively; provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate. The Depositary will also set limits with respect to the number of Receipts and Shares involved in transactions to be effected hereunder with any one person on a case by case basis as it deems appropriate.

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing. Such collateral, but not the earnings thereon, shall be held for the benefit of the Holders only.

      (19) Resignation and Removal of Depositary: Substitution of Custodian. The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal, effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time appoint a substitute or an additional custodian after consultation with the Company and the term "Custodian" shall also refer to such substitute or additional custodian.

      (20) Amendment of Deposit Agreement and Receipts. The form of the Receipts and the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary. Any such amendment, except as provided in this Paragraph (20), requires no consent from Holders or Beneficial Owners of Receipts. Any amendment which shall impose or increase any fees or charges (other than the fees of the Depositary for the execution and delivery of Receipts and taxes or other governmental charges), or which shall otherwise prejudice any substantial existing right of Holders or Beneficial Owners of Receipts, shall not, however, become effective as to outstanding Receipts until the expiration of three months after notice of such amendment shall have been given to the Holders of outstanding Receipts except in order to comply with mandatory provisions of applicable law. Every Holder of a Receipt and any Beneficial Owner of the American Depositary Shares represented thereby at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt or such American Depositary Shares, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Holder hereof to surrender this Receipt and receive therefor the Deposited Securities represented by the American Depositary Shares evidenced hereby. Any amendment which shall increase any fees of the Depositary for the execution and delivery of Receipts shall not become effective as to Holders and Beneficial Owners of outstanding Receipts until the expiration of thirty days after notice of such amendment shall have been given to the Holders of outstanding Receipts.

      (21) Termination of Deposit Agreement. The Depositary will at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Holders of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement if at any time 90 days after the Depositary shall have resigned, a successor depositary shall not have been appointed and accepted its appointment. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter will discontinue the registration of transfers of Receipts, will suspend the distribution of dividends to the Holders thereof, and will not give any further notices or perform any further acts under the Deposit Agreement, except the collection of dividends and other distributions pertaining to Deposited Securities, and the delivery of Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary. At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it under the Deposit Agreement, without liability for interest, for the pro rata benefit of the Holders of Receipts not theretofore surrendered. Thereafter the Depositary will be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash.

      (22) Retention of Depositary Documents. The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of the Deposit Agreement at the time permitted by the governing statutes unless such papers are required to be retained in connection with the performance of written agreements entered into between the Company and the Depositary from time to time or unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

      (23) Power of Attorney. Each Holder and Beneficial Owner, upon acceptance of the American Depositary Receipts issued in accordance with the terms of the Deposit Agreement, hereby appoints the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all steps or action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the terms of the Deposit Agreement and this Receipt.

      (24) Compliance with U.S. Securities Laws. Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the withdrawal or delivery of the Deposited Securities will not be suspended by the Company or the Depositary except as would be permitted by Instruction I.A.(1) of the General Instructions to Form F-6 Registration Statement, as amended from time to time, under the Securities Act.